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                                                                       Exhibit 8

INTERNAL REVENUE SERVICE          Department of the Treasury

Index No.:  0355.00-00            Washington, DC 20224
            0368.04-00

                                  Person to Contact:
Michael D. Fricklas, Senior V.P.    Bonnie A. O'Brien
Viacom Inc.                       Telephone Number:
1515 Broadway                       (202) 622-7790
New York, NY  10036               Refer Reply to:
                                    CC: DOM:CORP:3  TR-31-1783-95
                                  Date:  June 17, 1996



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Dear Mr. Fricklas:

     This letter responds (sic) your request dated August 8, 1995, for rulings about the federal income tax consequences of a proposed transaction under
Section 355 of the Internal Revenue Code. You submitted supplemental information in letters dated August 22, 1995, and January 3, February 7, May 3, May 23, May 31, June 12, June 14, and June 17, 1996. The facts submitted are summarized below.

     Parent is a publicly traded company and the common parent of a consolidated group. Parent owns all of the outstanding stock of Old Sub, which directly and indirectly operates a variety of businesses, including Business A and Business
                                                                -
B.  Old Sub has been actively engaged in Business A for more than five years
- -                                                 -
through its wholly-owned subsidiary, V.  Old Sub has been actively engaged in
                                     -
Business B, through divisions, for more than five years.  Old Sub owns all of
         -
the outstanding stock of New Sub, which has been formed to effectuate the proposed transaction.

     Parent has two classes of common stock outstanding, Parent Class A Voting Common stock and Parent Class B Nonvoting Common stock. Parent also has one class of nonvoting convertible preferred stock outstanding, all of which is owned by corporation F. Approximately aa percent of Parent Class A stock and bb
                     -                 --                                     --
percent of the Parent Class B stock
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are owned by corporation G.  The remainder of the Parent Class A stock and
                         -
Parent Class B stock is widely held.

     On Date C, Parent acquired corporation H in a taxable transaction.  On Date
             -                              -
D, corporation I merged into Parent in a transaction represented to qualify
- -              -
under Section 368(a)(1)(A).  After these acquisitions, former H shareholders
                                                              -
owned shares that represent approximately cc percent of the Parent Class B stock
                                          --
currently outstanding, and warrants to purchase additional Parent Class B stock. Also, former I shareholders owned shares that represent approximately dd percent
             -                                                        --
of the Parent Class A stock currently outstanding and approximately ee percent
                                                                    --
of Parent Class B stock currently outstanding, and rights to receive additional shares of Parent Class B stock.

     Parent, through Old Sub, has been actively engaged in a trade or business for more than five years. We have received financial information which indicates that Business A and Business B have each had gross receipts and
                        -              -
operating expenses representative of the active conduct of a trade or business for each of the five years immediately preceding the date of the transaction.

     Agency E regulations subject Business B to restrictions on pricing and
            -                              -
other matters due to Parent's ownership of Business A.  The taxpayers have shown
                                                    -
that a separation of Business A from Business B will eliminate these
                              -               -
restrictions, as well as result in other significant cost savings. Also, corporation Y, a wholly owned subsidiary of X, has agreed to make a significant
            -                               -
equity investment in Business A.  However, Y will not invest in Business A while
                              -            -                             -
it is affiliated with Parent.

     Accordingly, the taxpayers have proposed the following transaction:

            (i)   Old Sub will borrow $ff (the "New Debt").
                                     --

            (ii) Old Sub will contribute the proceeds of the New Debt and substantially all of its assets not associated with Business A
                                                                               -
                  to New Sub, and New Sub will assume substantially all of Old Sub's liabilities, including $ff in public, bank and intercompany Old
                                        --
          Sub debt ("Old Debt"), other than the New Debt.

            (iii) Old Sub will distribute all of the stock of New Sub to Parent
                  ("First Distribution").

            (iv) Parent will recapitalize the Old Sub common stock into Old Sub Class A common stock that will convert to Old Sub Limited Preferred stock upon the investment by Y (as described in step
                                                         -
                  (vi), below).
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            (v)   Parent will contribute substantially all of its assets other than the stock of Old Sub to New Sub.

            (vi) Parent will offer all of its public shareholders the opportunity to tender their Parent Shares and receive shares of Old Sub Class A Common stock in exchange therefor ("Second Distribution"). Parent will consummate the Second Distribution only if enough Parent shareholders tender their Parent shares (the "Tendering Shareholders") to assure a distribution of 100 percent of the Old Sub stock. G will not tender any of its
                                                -
                  Parent shares in the exchange.

            (vii) Immediately after the Second Distribution, Y will invest $gg
                                                             -              --
                  in Old Sub in exchange for newly issued Class B voting Common stock. Simultaneously, with this investment, the Old Sub Class A Common stock will convert to Old Sub Limited Preferred stock. The Old Sub Limited Preferred stock will have the following terms:

                       no regular voting rights;


                       fixed dividend rate, payable in cash, or X stock, at the
                                                                -
                       option of Old Sub;


                       after five years, a holder has the option to convert to X
                                                                               -
                       common stock at a fixed rate;


                       after five years, Old Sub may redeem the shares for cash or X common stock;
                          -

                       after ten years, Old Sub must redeem the shares for either cash or X common stock.
                                      -

                  For valid business reasons, Parent will not permit Y to
                                                                     -
                  acquire stock in Old Sub before the Second Distribution.

       Following the proposed transaction, Y will own all of the voting stock
                                           -
and the common stock of Old Sub. The Tendering Shareholders will own the Old Sub Limited Preferred stock, with a value of approximately $hh.
                                                            --

       The taxpayers have made the following representations in connection with the First Distribution:
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(a)  Parent, Old Sub, and New Sub will each pay their own expenses, if any, incurred in connection with this transaction.

(b) No part of the consideration distributed by Old Sub is being received by Parent as a creditor, employee, or in any capacity other than that of a shareholder of Old Sub.

(c) Following the First Distribution, at least 90 percent of the fair market value of the gross assets of Old Sub will consist of the stock and securities of a controlled subsidiary (V) that is engaged in the active
                                            -
     conduct of a trade or business as defined in Section 355(b)(2).

(d) Following the First Distribution, Old Sub (through its controlled corporation) and New Sub will each continue the active conduct of their respective businesses, independently and with their separate employees.

(e) The total adjusted basis and the fair market value of the cash and other assets contributed by Old Sub to New Sub will equal or exceed the sum of the liabilities assumed by New Sub plus the liabilities, if any, to which the assets are subject.

(f) No intercorporate debt will exist between Old Sub and New Sub at the time of, or subsequent to, the distribution of New Sub stock, other than the contingent liabilities that may be assumed by New Sub in the proposed transaction, and liabilities arising in the ordinary course of business.

(g) None of the parties is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv).

(h) Except for certain specified extraordinary items, the five years of financial information submitted on behalf of Old Sub is representative of its present operations, and there have been no substantial operational changes since the date of the last financial statement submitted.

(i)  Except for the possibility of certain specified transactions, Y has no plan
                                                                   -
     or intention, and to the best knowledge of Parent, there is no plan or intention, to liquidate Old Sub, to merge it with any other corporation, or to sell or otherwise dispose of its assets subsequent to the First Distribution, except in the ordinary course of business. Except for the possibility of certain specified transactions, Parent has no plan or intention to liquidate New Sub, to merge it with any other corporation, or to sell or otherwise dispose of the assets of Business B, except in the
                                                            -
     ordinary course of business.
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(j)  Other than the Second Distribution, there is no plan or intention by Parent to sell, exchange, transfer by gift, or otherwise dispose of its stock in, or securities of, Old Sub or New Sub subsequent to the First Distribution.

(k) Payments made in connection with all continuing transactions between Old Sub and New Sub will be based on terms and conditions arrived at by the parties bargaining at arm's length.

     The taxpayers have made the following representations in connection with the Second Distribution:

(l) Parent and Old Sub and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Second Distribution.

(m) The fair market value of the Old Sub stock and other consideration received by each Tendering Shareholder should approximately equal the fair market value of the Parent stock surrendered by the Tendering Stockholder in the exchange.

(n) No part of the consideration distributed by Parent to the Tendering Shareholders will be received by any shareholder as a creditor, employee, or in any capacity other than that of a shareholder of Parent.

(o) Immediately after the Second Distribution, at least 90 percent of the fair market value of the gross assets of Old Sub and Parent will consist of the stock and securities of controlled corporations that are engaged in the active conduct of a trade or business as defined in Section 355(b)(2).

(p) Following the Second Distribution, Parent and Old Sub (through their respective controlled corporations) will each continue the active conduct of their respective businesses, independently and with their respective employees.

(q) No intercorporate debt will exist between Parent and Old Sub at the time of, or subsequent to, the distribution of Old Sub stock, other than the contingent liabilities that may be assumed by New Sub in the proposed transaction, and liabilities arising in the ordinary course of business.

(r) None of the parties is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv).

(s)  Except for the possibility of certain specified transactions, Y has no plan
                                                                   -
     or intention, and to the best knowledge of Parent, there is no plan or intention, to liquidate Old Sub, to merge it with any other corporation, or to sell or otherwise dispose of its
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     assets subsequent to the Second Distribution, except in the ordinary course of business. Except for the possibility of certain specified transactions, Parent has no plan or intention to liquidate New Sub, to merge it with any other corporation, or to sell or otherwise dispose of the assets of
     Business B, except in the ordinary course of business.
              -

(t) Except for the conversion of the Old Sub Limited Preferred stock, as stated in step (vii), above, Parent and G have no knowledge of any plan or
                                      -
     intention by Parent shareholder that will own five percent or more of the Parent stock or Old Sub stock following the proposed transaction, to sell, exchange, transfer by gift, or otherwise dispose of its stock in, or securities of, either Parent or Old Sub subsequent to the Second Distribution.

(u) Payments made in connection with all continuing transactions between Parent and Old Sub will be based on terms and conditions arrived at by the parties bargaining at arm's length.

     Based solely on the information submitted and on the representations set forth above, we hold as follows:

(1) The transfer by Old Sub of the proceeds of the New Debt and all of the assets not associated with Business A to New Sub in constructive exchange
                                         -
     for stock of New Sub and New Sub's assumption of the Old Debt followed bythe distribution by Old Sub of the New Sub stock to Parent, will be a reorganization within the meaning of Section 368(a)(1)(D). Old Sub and New Sub will each be "a party to the reorganization" within the meaning of
     Section 368(b).

(2) Old Sub will recognize no gain or loss upon the transfer of the proceeds of the New Debt and all of the assets associated with Business B to New Sub in
                                                                 -
     constructive exchange for New Sub stock and the assumption of liabilities (Sections 361(a) and 357(a)).

(3) New Sub will recognize no gain or loss on the receipt of the proceeds of the New Debt and the assets associated with Business B in constructive
                                                          -
     exchange for New Sub stock (Section 1032(a)).

(4) New Sub's basis of the assets received from Old Sub will equal the basis of such assets in the hands of Old Sub immediately prior to the transaction (Section 362(b)).

(5) New Sub's holding period of the assets received from Old Sub will include the period during which Old Sub held such assets (Section 1223(2)).
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(6)  Parent will recognize no gain or loss (and no amount will be included in the income of Parent) on its receipt of New Sub stock (Section 355(a)(1)).

(7) Old Sub will recognize no gain or loss on its distribution of the New Sub stock to Parent (Section 361(c)).

(8) Parent's aggregate basis of the New Sub stock and the Old Sub stock immediately after the distribution will equal the aggregate basis of the Old Sub stock held immediately before the distribution, allocated in proportion to the fair market value of each in accordance with Sections 358(a)(1) and (b).

(9) Parent's holding period of the New Sub stock will include the holding period of the Old Sub stock with respect to which the distribution was made, provided Parent holds the Old Sub stock as a capital asset on the date of the distribution (Section 1223(1)).

(10) As provided in Section 312(h) of the Code, proper allocation of earnings and profits between Old Sub and New Sub will be made under Section 1.312-10(a) of the Income Tax Regulations.

     With respect to the Second Distribution, we hold as follows:

(11) Parent will recognize no gain or loss upon the distribution of Old Sub stock to the Tendering Shareholders (Sections 355(c)(1) and (d)).

(12) The Tendering Shareholders will recognize no gain or loss (and no amount will be included in the income of the Tendering Shareholders) upon the receipt of Old Sub stock in exchange for Parent stock (Section 355(a)(1)).

(13) A Tendering Shareholder's basis of the Old Sub stock will equal the basis of the Parent stock surrendered in exchange therefor (Section 358(a)(1)).

(14) A Tendering Shareholder's holding period of the Old Sub stock will include the holding period of the Parent stock surrendered in the exchange, provided that the Tendering Shareholder holds the Parent stock as a capital asset on the date of the exchange (Section 1223(1)).

(15) As provided in Section 312(h) of the Code, proper allocation of earnings and profits between Parent and Old Sub will be made under Section 1.312-10(b) of the Income Tax Regulations.

     We express no opinion about the tax treatment of the transaction under the provisions of any other sections of the Code and Income Tax Regulations or about the tax treatment of
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any conditions existing at the time of, or effects resulting from, the transaction which are not specifically set forth in the above rulings.

     This ruling is directed only to the taxpayers who requested it. Section 6110(j)(3) of the Code provides that it may not be used or cited as precedent.

     Each affected taxpayer must attach a copy of this letter to the federal income tax returns of the taxpayers involved for the taxable year in which the transaction covered by this ruling letter is consummated.

     We have sent a copy of this letter to the representative designated in the power of attorney on file in this office.

                              Sincerely yours,

                              Assistant Chief Counsel (Corporate)


                              By:  /s/ John N. Geracimos
                                   ---------------------
                              John N. Geracimos
                              Assistant to the Chief, Branch 3